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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 22, 1999

                                  PROXIM, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                       COMMISSION FILE NUMBER 000-0-22700

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
                    DELAWARE                                        77-0059429
(STATE OR OTHER JURISDICTION OF INCORPORATION)       I.R.S. EMPLOYER IDENTIFICATION NUMBER

                510 DEGUINE DRIVE
              SUNNYVALE, CALIFORNIA                                   94086
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)
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Registrant's telephone number, including area code: (408) 731-2700


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        ON DECEMBER 22, 1999, PROXIM, INC. (THE "COMPANY") RECEIVED NOTICE FROM THE SECRETARY OF STATE OF THE STATE OF CALIFORNIA OF ACCEPTANCE OF FILING OF AN AGREEMENT OF MERGER, WHICH PROVIDED FOR THE MERGER OF WS ACQUISITION CORP., A DELAWARE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF THE COMPANY, WITH AND INTO WAVESPAN CORPORATION, A CALIFORNIA CORPORATION ("WAVESPAN"). WAVESPAN, HEADQUARTERED IN MOUNTAIN VIEW, CALIFORNIA, IS A DEVELOPER OF WIRELESS BROADBAND ACCESS SOLUTIONS.

        PURSUANT TO THE MERGER, 204,211 SHARES OF PROXIM COMMON STOCK, PLUS $2.68 MILLION OF CASH WERE EXCHANGED FOR ALL OUTSTANDING SHARES, OPTIONS AND BRIDGE LOAN OBLIGATIONS OF WAVESPAN, EXCLUDING ACQUISITION COSTS AND OTHER OPERATING LIABILITIES.

        IN CONNECTION WITH THE ACQUISITION, WHICH WILL BE ACCOUNTED FOR AS A PURCHASE TRANSACTION, PROXIM EXPECTS TO TAKE A ONE-TIME CHARGE OF BETWEEN $4.5 MILLION AND $6.5 MILLION FOR PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT EXPENSES IN THE FOURTH QUARTER OF 1999.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) FINANCIAL STATEMENTS OF WAVESPAN

        IT IS IMPRACTICABLE FOR THE COMPANY TO PROVIDE FINANCIAL STATEMENTS FOR THE BUSINESS ACQUIRED AT THIS TIME. SUCH FINANCIAL STATEMENTS SHALL BE FILED AS SOON AS PRACTICABLE, BUT NOT LATER THAN SIXTY (60) DAYS AFTER THE DATE HEREOF.

        (b) PRO FORMA FINANCIAL INFORMATION

        IT IS IMPRACTICABLE FOR THE COMPANY TO PROVIDE PRO FORMA FINANCIAL INFORMATION REFLECTING THE COMPANY'S ACQUISITION OF WAVESPAN AT THIS TIME. SUCH PRO FORMA FINANCIAL INFORMATION SHALL BE FILED AS SOON AS PRACTICABLE, BUT NOT LATER THAN SIXTY (60) DAYS AFTER THE DATE HEREOF.

        (c) EXHIBITS


               2.1 Agreement and Plan of Reorganization dated as of November 30, 1999.


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                                    SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                PROXIM, INC.

DATED: JANUARY 6, 1999          BY: /S/ KEITH E. GLOVER
                                -----------------------
                                KEITH E. GLOVER
                                CHIEF FINANCIAL OFFICER


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                                  PROXIM, INC.

                           CURRENT REPORT ON FORM 8-K

                                INDEX TO EXHIBITS

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
Exhibit No.    Description
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
   2.1         Agreement and Plan of Reorganization dated as of November 30, 1999.
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